SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CB Bancshares

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[CB BANCSHARES LETTERHEAD]

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

     Notice is hereby given that the 2002 annual meeting (the “Meeting”) of stockholders of CB Bancshares, Inc. (“Bancshares”), will be held on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii, on Thursday, April 25, 2002, at 9:00 a.m., Hawaii Standard Time, for the purposes of considering and voting upon the following matters:

1.	To elect four (4) Class I Directors to serve until the 2005 annual meeting of stockholders and until their successors are elected.

2.	Approve an amendment to the Directors Stock Option Plan to increase the number of shares of Common Stock available thereunder by 50,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 5, 2002, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lionel Y. Tokioka Chairman

Honolulu, Hawaii
March 22, 2002

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

VOTING RIGHTS
VOTING BY PROXY
ELECTION OF DIRECTORS
THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR NOMINEES FOR CLASS I DIRECTORS
OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS
INDEPENDENT AUDITOR
OTHER MATTERS
FINANCIAL STATEMENTS
STOCKHOLDER PROPOSAL
OTHER BUSINESS

CB BANCSHARES, INC.
201 Merchant Street
Honolulu, Hawaii 96813

PROXY STATEMENT
2002 Annual Meeting of Stockholders
April 25, 2002

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. (“Bancshares”) to be used for voting at the 2002 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the “Meeting”), which will be held on Thursday, April 25, 2002, at 9:00 a.m., Hawaii Standard Time, on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 22, 2002.

     The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

VOTING RIGHTS

     Only holders of Bancshares common stock (“Common Stock”) of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 5, 2002 (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,510,091 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

VOTING BY PROXY

     Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board’s nominees for Class I directors. If for any reason a nominee should decline or be unable to stand for election at the 2002 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board’s nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Mike K. Sayama, Calvin K.Y. Say and Dwight L. Yoshimura, to act as proxies on behalf of the Board of Directors.

     Before the annual meeting, the Bancshares’ Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors. With respect to the election of directors, abstentions and broker non-votes will not be counted as either a vote for or against the election of a director. Because elections for director will be determined according to votes actually cast, abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares entitled to vote at the Meeting (accordingly, abstentions and broker non-votes will have the same effect as votes cast against any such action).

     A stockholder may revoke his or her proxy at any time before its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 2002 annual meeting may revoke his or her proxy in person at the meeting at any time before its exercise, and a stockholder’s proxy may be revoked or superseded by a duly executed proxy of later date.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS

     Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The Articles of Incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 2002 annual meeting, four (4) Class I directors are to be elected to serve until the 2005 annual meeting of stockholders and until their respective successors have been elected.

     The Board of Directors’ four nominees for Class I directors are Colbert M. Matsumoto, Yoshiki Takada, Lionel Y. Tokioka and Maurice H. Yamasato. Mr. Matsumoto is an incumbent director of Bancshares and currently a director of City Bank (the “Bank”). Mr. Takada is an incumbent director of Bancshares. Mr. Tokioka is an incumbent director of Bancshares and currently a director of the Bank, Citibank Properties, Inc. (“CB Properties”) and Datatronix Financial Services, Inc. (“Datatronix”). Mr. Yamasato is currently a director of the Bank. The selection of nominees for the election of directors of the Bank and CB Properties is within the discretion of the Board of Directors of Bancshares. The Board of Directors of both the Bank and Datatronix, subsidiaries of Bancshares, is elected by the directors of Bancshares, as the sole stockholder of both the Bank and Datatronix. The Board of Directors of CB Properties, a subsidiary of the Bank, is elected by the directors of Bancshares, the directors of the Bank, and other stockholders.

THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR
NOMINEES FOR CLASS I DIRECTORS

     Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors’ four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 2002 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

     The following table sets forth certain information as of March 5, 2002 as to each nominee for Class I, Class II and Class III director now in office, executive officers, and for all executive officers and directors of Bancshares, as a group. Unless otherwise noted, each person listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power. Beneficial ownership has been computed in accordance with Securities and Exchange Commission rules, and it does not necessarily indicate beneficial ownership for any other purpose.

	Year	Common
	First	Stock
Name, Age, Principal Occupation During	Elected a	Beneficially		Percent of
Past Five Years, and Other Directorships	Director	Owned		Class

NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS - TERMS TO EXPIRE IN 2005
MATSUMOTO, COLBERT M. (49)	1999	9,534	[1,2,3]	*
Chairman and Chief Executive Officer of Island Insurance Co., Ltd.; Director of Bancshares since April 1999; Director of the Bank since April 1998; Director of Island Holdings, Inc. and Island Insurance Co., Ltd. since 1999; Attorney at Matsumoto LaFountaine & Chow, AAL, ALC from August 1994 to December 1998.
TAKADA, YOSHIKI (43)	1997	3,300	[1]	*
Senior Vice President of SMC Pneumatics Inc. since June 1991; Director of SMC Corporation since June 1994; Director of Bancshares since April 1997; Director of the Bank from June 1993 to April 1997.
TOKIOKA, LIONEL Y. (67)	1994	33,427	[4]	*
Chairman of the Board of Bancshares since April 1999; Chairman of the Board of International Savings and Loan Association, Limited. (“ISL”) from April 1997 to June 2000; Vice Chairman of the Board of ISL from April 1994 to April 1997. Director of Island Holdings, Inc. since 1995; Director of Island Insurance Co., Ltd. since 1994.
YAMASATO, MAURICE H. (59)	2002	4,427	[5]	*
President of Yamasato Fujiwara Higa & Associates, Inc. since 1987; Director of the Bank since April 1997.
CLASS II DIRECTORS — TERMS TO EXPIRE IN 2003
ANDRES, DONALD J. (60)	1997	8,442	[6]	*
Certified Public Accountant, Donald J Andres, CPA since December 1997; Director and Executive Vice President, M. A. Schapiro & Co., Inc. from May 1994 to December 1997.
MIGITA, RONALD K. (60)	1997	88,778	[7]	2.48%
President and Chief Executive Officer of Bancshares since April 1997; Vice Chairman and Chief Executive Officer of the Bank since April 1997; President of the Bank from August 1998 to June 2000; Vice Chairman and Chief Executive Officer of ISL from April 1997 to June 2000.
SAY, CALVIN K. Y. (50)	2000	3,300	[1]	*
Speaker, House of Representatives since 1998; Chairman, House Committee on Finance and Vice Chairman Legislative Management Committee from 1993 to 1998; Director of the Bank since July 2000; Director of Bancshares since April 2000.
YOSHIMURA, DWIGHT L. (47)	1999	3,300	[1]	*
Senior Vice President and General Manager, GGP Ala Moana LLC since October 1993; Director of ISL from May 1998 to June 2000; Director of the Bank since August 1999; Director of Bancshares since January 1999.

	Year	Common
	First	Stock
Name, Age, Principal Occupation During	Elected a	Beneficially		Percent of
Past Five Years, and Other Directorships	Director	Owned		Class

CLASS III DIRECTORS — TERMS TO EXPIRE IN 2004
FUCHU, TOMIO (63)	1995	3,300	[1]	*
Counselor of Dart Coffee, Inc. since December 2000; Counselor of Kyokuto Securities Co., Ltd. from July 2000 to June 2001; Chairman of Kyokuto Securities Co., Ltd. from July 1995 to June 2000; Director of the Bank since August 1995; Director of Bancshares since August 1995.
KURISU, DUANE K. (48)	2000	4,400	[1]	*
Partner of Kurisu and Fergus since 1985; Director of the Bank since April 1999; Director of Bancshares since April 2001.
SAYAMA, MIKE K. (48)	2000	3,300	[8]	*
Vice President of Health Benefits Management of Hawaii Medical Service Association since 1997; Area Director of Hawaii Biodyne from 1991 to August 1997; Director of the Bank since July 2000; Director of Bancshares since April 2001.
EXECUTIVE OFFICERS
LIM, RICHARD C. (50)	N/A	59,619	[9]	1.67%
President and Chief Operating Officer of the Bank since July 2000; Executive Vice President and Chief Operating Officer of the Bank from July 1998 to June 2000; President and Chief Operating Officer of ISL from February 1997 to June 2000; Executive Vice President of the Bank from June 1998 to July 1998.
HIRATA, DEAN K. (44)	N/A	17,311	[10]	*
Senior Vice President and Chief Financial Officer of Bancshares and the Bank since March 1999; Senior Vice President and Chief Financial Officer of ISL from March 1999 to June 2000; Senior Vice President and Controller of First Hawaiian Bank from 1990 to March 1999
TAKEI, JASEN H. (39)	N/A	30,895	[11]	*
Senior Vice President of the Bank since July 2000; Senior Vice President of ISL for more than five years prior to July 2000
KUNIMOTO, WARREN Y. (50)	N/A	26,062	[12]	*
Senior Vice President of the Bank since June 1997; Executive Vice President of ISL from 1990 to June 1997
Directors and Executive Officers as a group (15 persons)		295,786		7.92%

[1]	These shares include 3,300 shares covered by exercisable options.

[2]	Includes 4,709 shares of Bancshares common stock owned by Island Insurance Co., Ltd. Colbert M. Matsumoto and Lionel Y. Tokioka, directors of Bancshares, are also directors of Island Insurance Co., Ltd; as such, they may be deemed to share voting and dispositive power with respect to those 4,709 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 4,709 shares.

[3]	Includes 425 shares owned by Island Holdings, Inc. Profit Sharing 401(k) Plan. Colbert M. Matsumoto is a member of the Administrative Committee of Island Holdings, Inc. Profit Sharing 401(k) Plan; as such, he may be deemed to share voting and dispositive power with respect to those 425 shares. Mr. Matsumoto disclaims beneficial ownership of those 425 shares.

[4]	Of the 33,427 shares beneficially owned by Lionel Y. Tokioka, 3,300 shares are covered by exercisable options. Not included in the 33,427 shares owned by Mr. Tokioka are 964 shares owned by Thym, Inc., an affiliated corporation, and 1,357 shares owned by his spouse, as to which he disclaims any beneficial ownership.

[5]	Of the 4,427 shares beneficially owned by Maurice H. Yamamoto, 2,050 shares are covered by exercisable options.

[6]	Of the 8,442 shares beneficially owned by Donald J. Andres, 1,842 shares are owned jointly with his spouse as to which he shares voting and investment power, 1,100 shares are owned by Mr. Andres, 2,200 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power, and 3,300 shares are covered by exercisable options.

[7]	Of 88,778 shares beneficially owned by Ronald K. Migita, 10,464 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power, 773 shares are owned by Mr. Migita and 77,541 shares are covered by exercisable options. Of the 773 shares owned by Mr. Migita, 663 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

[8]	Includes 150 shares which represents his exercised options and 3,150 shares covered by exercisable options.

[9]	Mr. Lim owned beneficially 59,619 shares of Common Stock, which included 1,071 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 52,800 shares covered by exercisable options.

[10]	Mr. Hirata owned beneficially 17,311 shares of Common Stock, which included 261 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 15,950 shares covered by exercisable options.

[11]	Mr. Takei owned beneficially 30,895 shares of Common Stock, which included 719 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 23,650 shares covered by exercisable options.

[12]	Mr. Kunimoto owns beneficially 26,062 shares of Common Stock, which included 639 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 20,350 shares covered by exercisable options.

*	Less than 1%.

Compensation of Named Executive Officers

     The following table sets forth all compensation paid or payable for the years 1999 to 2001 by Bancshares or its subsidiaries to Bancshares’ Chief Executive Officer in 2001, and the four other most highly compensated executive officers of Bancshares and its subsidiaries.

SUMMARY COMPENSATION TABLE

				Long Term
		Annual Compensation		Compensation

				Awards

				Securities
Name and Principal Positions Held in				Underlying	All Other
2000	Year	Salary ($)	Bonus ($)	Options/SARs (#)	Compensation ($)

Ronald K. Migita	2001	$256,894	$250,000	16,500	$7,200	[1]
President and Chief Executive	2000	$250,008	$200,000	15,000	$7,200	[1]
Officer of Bancshares; Vice	1999	$250,008	$100,000	15,000	$8,328	[1]
Chairman and Chief Executive Officer of the Bank
Richard C. Lim	2001	$209,170	$250,000	13,750	$6,500	[1]
President and Chief Operating	2000	$200,040	$175,000	12,500	$9,578	[2]
Officer of the Bank	1999	$200,032	$100,000	10,000	$13,815	[3]
Dean K. Hirata	2001	$132,280	$66,000	7,700	$5,368	[1]
Senior Vice President and Chief	2000	$128,450	$45,000	7,500	$5,254	[1]
Financial Officer of Bancshares	1999	$99,471	$33,000	0	0
and the Bank
Jasen H. Takei	2001	$123,850	$62,000	5,500	$5,116	[1]
Senior Vice President of the Bank	2000	$120,000	$48,000	5,000	$5,000	[1]
	1999	$112,431	$85,000	5,000	$10,823	[4]
Warren Y. Kunimoto	2001	$99,950	$40,000	5,500	$4,399	[1]
Senior Vice President of the Bank	2000	$96,885	$44,000	5,000	$9,950	[5]
	1999	$93,408	$60,000	3,000	$5,028	[1]

[1]	This amount is the matching and annual employer contribution made by Bancshares to officers’ 401(k) account.

[2]	This amount includes $3,078 in accrued vacation pay and the matching and annual employer contribution made by Bancshares to Mr. Lim’s 401(k) account of $6,500.

[3]	This amount includes $6,154 in accrued vacation pay and the matching and annual employer contribution made by Bancshares to Mr. Lim’s 401(k) account of $7,661.

[4]	This amount includes $4,839 in accrued vacation pay and the matching and annual employer contribution made by Bancshares to Mr. Takei’s 401(k) account of $5,984.

[5]	This amount includes $5,479 in accrued vacation pay and the matching and annual employer contribution made by Bancshares to Mr. Kunimoto’s 401(k) account of $4,471.

Stock Options

     The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares’ Stock Compensation Plan of 1995 (“Stock Compensation Plan”).

Option/SAR Grants In Last Fiscal Year

	Individual Grants

	Number of
	Securities				Potential Realizable Value at
	Underlying	Percent of Total			Assumed Annual Rates of
	Options/	Options/SARs			Stock Price Appreciation for
	SARs	Granted to	Exercise or		Option Term (10 years)
	Granted[1]	Employee	Base Price	Expiration
Name	(#)	in Fiscal Year	($/Sh)[3]	Date	5% ($)	10% ($)

Ronald K. Migita	16,500 [2]	15.7%	$26.818	1/11/2011	$122,247	$270,134
Richard C. Lim	13,750 [4]	12.3%	$26.818	1/11/2011	$101,871	$225,109
Dean K. Hirata	7,700 [5]	7.1%	$26.818	1/11/2011	$57,044	$126,054
Jasen H. Takei	5,500 [6]	4.8%	$26.818	1/11/2011	$40,744	$90,033
Warren Y. Kunimoto	5,500 [7]	4.8%	$26.818	1/11/2011	$40,744	$90,033

[1]	All options were granted on January 11, 2001.

[2]	Of Mr. Migita’s stock option award of 16,500 shares, 3,727 shares are incentive stock options which became exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of the grant.

[3]	The exercise price for the incentive stock options is the closing sales price for Bancshares Common Stock on the NASDAQ on January 11, 2001.

[4]	Of Mr. Lim’s stock option award of 13,750 shares, 3,727 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of the grant.

[5]	Of Mr. Hirata’s stock option award of 7,700 shares, 3,727 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

[6]	Of Mr. Takei’s stock option award of 5,500 shares, 3,728 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

[7]	Of Mr. Kunimoto’s stock option award of 5,500 shares, 3,728 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

     The following table sets forth information concerning unexercised stock options to purchase Bancshares Common Stock under the Stock Compensation Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at FY-	Options/SARs at FY-
	Shares		End(#)	End($)
	Acquired or	Value
	Exercised (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ronald K. Migita	1,000	$5,180	64,895/16,500	$339,105 / $139,116
Richard C. Lim	0	$0	39,046/13,750	$229,237 / $115,928
Dean K. Hirata	0	$0	14,845/5,500	$77,053 / $ 64,916
Jasen H. Takei	0	$0	18,144/5,500	$101,755 / $ 46,366
Warren Y. Kunimoto	0	$0	18,845/5,500	$85,213 / $ 46,366

     In-the-money options are those where the $35.25 fair market value on December 31, 2001 of the underlying securities exceeded the exercise or base price of the option.

Change of Control Agreements

     On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the “CBBI Executives’ Agreement”). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the “Bank Executives’ Agreement”). On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the “ISL Executives’ Agreement”), including Warren Y. Kunimoto, Richard C. Lim and Jasen H. Takei. On July 1, 2000, ISL was merged with and into the Bank. The ISL Executives’ Agreement remains effective as assumed by the Bank as part of the merger. On May 13, 1999, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Dean K. Hirata. The CBBI Executives’ Agreements, the Bank Executives’ Agreements and the ISL Executives’ Agreements are collectively referred to below as a “Change of Control Agreement,” and collectively “Change of Control Agreements.” An executive who is a party to the Change of Control Agreements are referred to below as an “Executive,” and collectively the “Executives.” Bancshares, the Bank and ISL are sometimes referred to below as the “Employer.” As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of eight (8) executives of Bancshares and the Bank.

     The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a “Change of Control,” (the “Effective Date”). For the Change of Control Agreements, a Change of Control occurs when (i) a person acquires 20% or more of Bancshares’ voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a “Transaction”), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares’ voting power in the resulting entity; or (iii) within any 24-month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

     In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three-year period commencing on the Effective Date (the “Employment Period”), in a commensurate position, with commensurate duties, as held 90 days before the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date.

     Upon an Executive’s death, the Change of Control Agreement will automatically terminate. The Employer may terminate the Change of Control Agreements for an Executive, after having established that Executive’s disability and giving that Executive required notice. Following a Change of Control, an Executive may terminate the Change of Control Agreement for any reason on 30-day’s written notice. The Employer may terminate the Change of Control Agreement for cause.

     The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer’s employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

     If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (i) the Executive’s base salary through the date of termination; (ii) a cash amount equal to 2.99 times the sum of: (a) the Executive’s average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (iii) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards: (iv) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer’s employ for the remainder of the Employment Period; and (v) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (ii)(a), (ii)(b) or (iv) above is reduced by any amount paid to the Executive under Bancshares’ severance procedures and guidelines or any agreement related thereto.

     With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (i) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of

Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (ii) the product of (a) the excess of (x) the amount determined under sub-clause (i)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock take into account above is appropriately reduced.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee (the “Committee”) considers compensation for executive officers of Bancshares and certain officers of the Bank and makes recommendation for approval by Bancshares’ Board of Directors.

     The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares’ executive compensation program is comprised of three elements:

•	annual base salary;

•	annual bonus awards; and

•	stock compensation awards

     Base Salaries. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. In addition, the Committee avails itself of salary surveys prepared by external organizations for comparison purposes. There is no specific weighing of factors or objective formula by which the Committee applies these factors.

     Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer’s administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

     Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares’ stock price, if any, and other increases in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

     Related Business Factors. The Committee also analyzes related business indicators such as an executive officer’s relationship with other businesses on a local, national and international level, an executive officer’s community involvement, the public image and reputation projected by the executive officer, the executive officer’s communication skills, and the executive officer’s relationship with stockholders, employees and government regulators.

     Bonus Awards. In determining bonus payments, the Committee generally follows a bonus compensation program which focuses on specific performance measurements and achievement of strategic and tactical goals. Selected officers in addition to Mr. Migita and Mr. Lim received bonuses commensurate with their level of goal attainment.

     Stock Compensation Awards. The CB Bancshares, Inc. Stock Compensation Plan was initially approved in 1995 to provide awards of stock option grants to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares’ stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives and other key employees who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and reviews recommendations of the executive officers which in turn are recommended to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

     Chief Executive Officer Compensation. The Compensation Committee followed the same general compensation policy described above for all executives to determine Mr. Migita’s 2001 compensation. Mr. Migita’s annual base salary increased from $250,020 in 2000 to $256,894 in 2001. Additionally, based on the attainment of financial and operational objectives, the Committee awarded him a discretionary bonus of $250,000 and a stock option of 16,500 shares.

     Deductibility of Executive Compensation. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable year commencing on January 1, 1994. This legislation generally limits Bancshares’ executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 2001 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to study Section 162(m) and its effects on Bancshares’ executive compensation program with respect to future compensation.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares’ Board of Directors:

Colbert M. Matsumoto, Chairman Mike K. Sayama, Vice-Chairman Duane K. Kurisu Lionel Y. Tokioka Dwight L. Yoshimura

     Colbert M. Matsumoto and Lionel Y. Tokioka serve on the Board of Directors of Island Holdings, Inc. Lionel Y. Tokioka serves on the Compensation Committee of Island Holdings, Inc., which considers the compensation of Colbert M. Matsumoto, who is the Chairman and Chief Executive Officer of Island Insurance Co., Ltd., a wholly-owned subsidiary of Island Holdings, Inc.

Financial Performance

     The following graph summarizes the cumulative return experienced by Bancshares’ stockholders over the years 1997 through 2001, compared to the CRSP Index for the NASDAQ Stock Market and Peer Group.

(Performance results through 12/31/01)

	1996	1997	1998	1999	2000	2001

CB Bancshares	100	152	108	104	93	141

Peer Group	100	121	132	113	132	185

NASDAQ	100	122	173	321	193	153

Peer Group consists of: Bancwest Corporation, CPB Inc. and Pacific Century Financial Corporation

•	Assumes $100 invested on December 31, 1996 in Bancshares Common Stock, NASDAQ Stock Market (U.S.) Index and Peer Group.

•	Total return assumes reinvestment of dividends.

•	Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

Compensation of Directors

     From July 2000, each person (other than employees of Bancshares and its subsidiaries who do not receive any retainer) who served as a director of Bancshares or the Bank Boards of Directors received an annual retainer of $10,000 for serving on each of the Boards. Each member of the Board of Directors of Bancshares and the Bank received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each chairman of a standing committee of the Boards of Directors of Bancshares and the Bank also received an annual retainer of (i) $2,500 for the Audit Committee; (ii) $1,500 for the Compensation Committee; (iii) $2,500 for the Executive Committee; (iv) $1,000 for the Nominating Committee; and (v) $3,500 for the Senior Loan Committee. The Chairman of the Board of Bancshares received an annual retainer of $175,000. Employees of Bancshares and its subsidiaries received no meeting fees for any Board of Director or committee meetings attended.

     In 1996, the Bancshares Board of Directors adopted a director’s compensation policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest). A similar cap on meeting fees was instituted for committee meetings.

Directors Deferred Plan

     Bancshares maintains a Directors Deferred Compensation Plan (the “DCP”) which each director may elect to defer all or a portion no less than a ratable 50% of the annual retainer fees and meeting fees. Distribution will be made in a single lump sum within ten years following termination, or in equal annual installments over a period of years, not to exceed ten. Under the DCP, deferred amounts may be credited to either a regular account or a company stock account. The amount allocated to the regular account is treated as if such amount were ratable credited each plan year with interest in an amount equal to the interest rate payable on a City Bank one year certificate of deposit issued as of the first day of the plan year. The amount allocated to the company stock account is treated as if such amount were invested in shares of Bancshares Common Stock.

Director Stock Option Plan

     Bancshares maintains a Director Stock Option Plan under which each director of Bancshares and the Bank, who is not an employee, receives an annual grant of options to acquire restricted stock at a price equal to the fair market value of Bancshares stock at the date of grant. A director who is not an employee of Bancshares or the Bank receives an annual option for 1,000 restricted shares (not to exceed annual option for 1,000 restricted shares to any one director).

Committees of the Board

     The Audit, Compensation and Nominating Committees of Bancshares’ Board of Directors committees are currently comprised of the following members:

Audit Committee:	Compensation Committee:	Nominating Committee:

Calvin K.Y. Say, Chairman	Colbert M. Matsumoto, Chairman	Dwight L. Yoshimura, Chairman
Kenneth N. Sumimoto, Vice-Chairman	Mike K. Sayama, Vice-Chairman	Calvin K.Y. Say, Vice-Chairman
Donald J. Andres	Duane K. Kurisu	Ronald K. Migita
George Matsuda	Lionel Y. Tokioka	Yoshiki Takada
Colbert M. Matsumoto	Dwight L. Yoshimura
Lionel Y. Tokioka

     The Audit Committee met six times during 2001. The Audit Committee responsibilities include recommending to the Board the engagement and discharge of independent auditors of the financial statements of Bancshares, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the adequacy of the system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor with respect to all aspects of the internal auditing program. The Board of Directors has determined that the Audit Committee Members are able to read and understand the fundamental financial statements, and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee’s Report appears below.

     The Nominating Committee solicits recommendations for prospective directors, reviews such nominees and presents to the Board proposed candidates for the office of director of Bancshares and its subsidiaries. The Board then proposes the slate of directors for submittal to the stockholders at the annual meetings of Bancshares and its subsidiaries. The Nominating Committee accepts recommendations from security holders that are timely submitted. The Nominating Committee met one time in 2001. To be eligible for election as a director, written request that a person’s name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days before the date fixed for such meeting.

     The Compensation Committee is charged with recommending to the entire Board the compensation to be paid to officers and key employees of Bancshares and the Bank and the compensation of members of the Board of Directors. The Compensation Committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The Compensation Committee met three times during the fiscal year ended December 31, 2001. The Compensation Committee’s Report on Executive Compensation for the fiscal year ended December 31, 2001 appears on page 13 of this Proxy Statement.

     The Board of Directors met seven times during the fiscal year ended December 31, 2001. Each Director attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors and by the committees on which the Director served.

Audit Committee Report

     The Audit Committee members, except for Lionel Y. Tokioka, are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer’s listing standards. Mr. Tokioka is not independent as defined in that rule solely because he received consulting compensation from Bancshares in excess of $60,000 during the previous fiscal year. The Board of Directors nonetheless has determined, in compliance with NASD/AMEX Rule 4310(c)(26)(B)(ii), to continue Mr. Tokioka’s membership on the Audit Committee because of the extent of his knowledge and experience in financial and business matters. The Board of Directors determined that Mr. Tokioka’s membership on the Audit Committee is required by the best interests of Bancshares and its stockholders, and that his relationship with Bancshares does not in any way impair his independence from Bancshares’ management.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter was attached to the Proxy Statement for the 2001 Annual Stockholders Meeting.

     The Audit Committee is responsible for providing independent, objective oversight of Bancshares’ accounting and system of internal controls, the quality and integrity of Bancshares’ financial reports, and the independence and performance of Bancshares’ independent auditors. Management is responsible for Bancshares’ internal controls and the financial reporting process. KPMG LLP, certified public accountant, as Bancshares’ independent auditor and accountant, is responsible for performing an independent audit of Bancshares’ financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees those processes.

     In connection with these responsibilities, the Audit Committee has reviewed and discussed Bancshares’ audited financial statements for the year ended December 31, 2001 with management and KPMG LLP, and the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). Those standards include, among other things: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Audit Committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG LLP its independence from Bancshares in connection with its audit of Bancshares’ most recent financial statements. The Audit Committee also has discussed with management of Bancshares and KPMG LLP such other matters and received such assurances from management, as the Audit Committee deemed appropriate.

     Based on that review and the various discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the United States Securities and Exchange Commission (“SEC”). The Board of Directors has appointed KPMG LLP as Bancshares’ independent auditor for the fiscal year ending December 31, 2002.

     Aggregate fees that the Company has incurred for audit and non-audit services provided by KPMG LLP for fiscal year ended 12/31/01 were:

Audit Fees	$177,000
Financial Information System Design & Implementation Fees	$—
All Other Fees	$293,400

     Audit fees include only fees that are customary under generally accepted auditing services and are the aggregate fees Bancshares will incur for professional services rendered in connection with the audit of Bancshares’ financial statements included in Bancshares’ Annual Report on Form 10-K for Fiscal Year 2001, as well as for the review of Bancshares’ financial statements included in Bancshares’ Quarterly Reports on Form 10-Q during Fiscal Year 2001.

     Financial Information Systems Design and Implementation Fees would include any information system or local area network services. KPMG LLP did not perform any financial information technology services for Bancshares during the fiscal year ended December 31, 2001.

     All other fees represent the aggregate fees billed for services rendered by KPMG LLP other than those services covered above, including other non-audit services for tax services of $225,500 and audit related fees for pension audits and loan review of $67,900.

     In accordance with the SEC’s auditor independence requirements, the Audit Committee has considered whether the KPMG LLP’s provision of non-audit services to Bancshares is compatible with maintaining the independence of the auditors. The Audit Committee believes the foregoing expenditures are compatible with maintaining the independence of KPMG LLP as Bancshares’ principal independent auditor and accountant.

     This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporated by reference all or any portion of this Proxy Statement, except to the extent that Bancshares specifically requests that this Audit Committee Report be specifically incorporated by reference. The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation14A or 14C or to liabilities of Section 18 of the Securities Act.

MEMBERS OF THE AUDIT COMMITTEE

Donald J. Andres	Colbert M. Matsumoto	Calvin K. Y. Say
George Matsuda	Kenneth N. Sumimoto	Lionel Y. Tokioka

Indebtedness of Management

     Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive offers are associated, were customers of, and had banking transactions with the Bank in the ordinary course of the Bank’s business during 2001. Such loans totaled $8.6 million at December 31, 2001. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

Stockholder Approval of Amendment to the CB Bancshares, Inc. Directors Stock Option Plan

     Bancshares’ Board of Directors (by action of its Executive Committee) has approved, and recommends that stockholders approve, an amendment to the CB Bancshares, Inc. Directors Stock Option Plan (“Plan”) increasing the number of shares available for grant thereunder by the amount of 50,000 shares. Substantially all of the currently available shares under the Plan have been granted and additional shares are needed to continue to provide the incentives under the Plan. Set forth below is a summary of the Plan.

     The purpose of the Plan is to advance the interests of Bancshares by encouraging and enabling eligible members of the Board of Directors of Bancshares and the Bank and their participating subsidiaries to acquire and retain throughout each member’s tenure as a director an ownership interest in Bancshares Common Stock. The Plan was effective as of April 29, 1999 and continues for a term of ten years, unless sooner terminated under the provisions of the Plan.

     The maximum aggregate number of shares of Bancshares Common Stock which may be issued under the Plan was 50,000 (subject to adjustment for 10% stock dividend in 2001) and by this amendment will be increased by 50,000 shares. The shares of Common Stock to be issued upon exercise of an option may be authorized but unissued shares or reacquired shares. If any of the options expire or terminate for any reason before they are exercised in full, the unpurchased shares subject to those expired or terminated options will cease to reduce the numbers of shares available for purposes of the Plan. Adjustments will be made to the number of shares subject to the Plan in connection with any change in Bancshares outstanding Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or certain other corporate changes.

     Any director entitled to compensation for service as a director from Bancshares, the Bank (and before its merger into the Bank, ISL), or a subsidiary of Bancshares or the Bank that is designated by the Compensation Committee and that adopts the Plan, is eligible to receive options according to the terms of the Plan. However, a director who is also a salaried officer or employee of Bancshares, the Bank, or any of their subsidiaries is not eligible to receive options. The Compensation Committee, as its sole discretion, may grant a nonqualified stock option for the purchase of shares of Common Stock to any eligible director at such times and in such amounts as the Committee may determine.

     Each option will expire ten years from the date on which the option is granted. The exercise price for option shares will be the fair market value of the shares at the time the option is granted, defined as the closing price for the Common Stock as of the date the option is granted. If an optionee ceases to serve as a director for any reason other than death or disability, his or her option will expire within three months following his or her termination or, if earlier, the date on which the option would otherwise expire under its terms. If an optionee dies or becomes disabled while serving as a director, the option will expire one year from the date of death or disability or, if earlier, the date on which the option would otherwise expire under its terms. The options granted may not be sold, pledged, assigned, or transferred in any manner (except, in certain circumstances, to a revocable trust under which the director is both trustee and beneficiary) otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process.

     The shares of Common Stock purchased upon exercise of options granted under the Plan will be restricted shares. If during the “Restriction Period” the holder of restricted shares so acquired ceases to be a director for any reason other than certain events that cause a lapse of restrictions, the holder will be required to sell those shares to Bancshares at the price paid for the shares. Further, at the request of the holder and the consent of the Compensation Committee, the restricted shares may also be sold by the holder to Bancshares for their purchase price during the Restriction Period. The Restriction Period is the period that commences on the date the restricted shares are issued and ends on the later of the expiration of the director’s current or future consecutive term(s) as a director. During the Restriction Period, the shares may not be sold, pledged, assigned, or transferred in any manner (except, in certain circumstances, to a revocable trust of which the director is both trustee and beneficiary) and shall not be subject to execution, attachment, or similar process. The Restriction Period will not expire (and no redemption of the shares will occur) if a person ceases to be a director of Bancshares, the Bank, or their participating subsidiaries, but continues to serve as a director of one of such entities. The restrictions will lapse upon the earlier of expiration of the Restriction Period, the death or disability of the director, the occurrence of a Change of Control of Bancshares (as defined in the same manner as provided under the Change of Control Agreements discussed herein), the removal of a director from office by stockholders without cause, or the termination of service of a director with the approval of the Board of Directors. Holders of restricted shares will have during the Restriction Period all of the rights of Bancshares stockholders, including the right to vote and the right to receive any dividends.

     The Plan is administered by the Compensation Committee, which maintains the sole authority: (i) to construe and interpret the Plan; (ii) to define its terms; (iii) to determine, to the extent not provided by the Plan, the terms and conditions of options and restricted option shares; and (iv) to make all other determinations and do all other things necessary or advisable for the administration of the Plan.

     Subject to certain limitations and conditions, the Board of Directors may at any time, without approval of Bancshares’ shareholders, terminate or suspend the Plan or amend or revise its terms, including the form of the option agreement to be used thereunder. However, in the case of any amendment or termination which adversely affects an option granted to or restricted share purchased by a director, such amendment or termination may not be made without the director’s consent.

Certain Tax Aspects of the Plan

     The grant or exercise of a nonqualified stock option to a director under the Plan will not at such time result in income to the director for federal income tax purposes. After receipt of restricted shares due to the exercise of an option, the director will generally recognize taxable ordinary income at the time the shares cease to be subject to restrictions under the Plan, equal to the excess of the fair market value of the shares at such time over the amount paid for the shares.

     However, within 30 days after the date the restricted shares are transferred, the director may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income at the time of the transfer in the amount equal to the excess of the fair market value (determined without regard to the restrictions) of the shares at such time over the amount paid for the shares. If an election is made, no additional income will be recognized upon lapse of restrictions on the shares, but, if the shares are subsequently redeemed, the holder may not deduct the income that was recognized at the time of receipt of the shares. The holding period for the shares will begin at the time the taxable income is recognized under these rules, and the tax basis of the shares will be that amount of income so recognized plus the amount paid for the shares. Any dividends received on the restricted shares will be taxable compensation income when received.

     Bancshares will generally be entitled to a deduction at the same time and in the same amount as the director recognizes ordinary compensatory income.

Vote Required

     Approval of the amendment to the Plan requires the affirmative vote of a majority of Bancshares’ Common Stock outstanding on the record date. Shares represented by executed proxy cards will be voted for this proposal unless otherwise specified on the proxy card.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares’ officers and directors, and persons who own more than ten percent of a registered class of Bancshares equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and beneficial owners of more than ten percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the registrant pursuant to Rule 16(a)-3(e) during its most recent fiscal year, Bancshares is not aware that any director, officer, or beneficial owner of more than 10% of its common shares failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except as set forth below.

     Ton Finance B.V. (“Ton”) did not timely file a Form 3 when it became a 10% shareholder in September 1999, due to a reduction in the number of outstanding shares as a result of Bancshares’ stock repurchases. Ton also did not timely file a Form 4 reporting the acquisition of 110,000 additional shares of common stock of Bancshares in October 2001. Finally, Ton did not timely file a Form 5 for 1999, 2000 and 2001.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

     The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares’ outstanding Common Stock as of March 5, 2002:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

CB Bancshares, Inc. Employee Stock Ownership Plan[1]	273,941 shares	7.80%
Pacific Century Trust, Trustee
Financial Plaza of the Pacific
111 South King Street
Honolulu, Hawaii 96813
Northaven Management, Inc.	217,189 shares	6.19%
200 Park Avenue, 9th Floor
New York, New York 10166
TON Finance, B.V	485,541 shares	13.83%
Rokin 5S 1000 A.E
Amsterdam, Netherlands

[1]	Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the Retirement Benefits Committee. The Trustee has sole investment power.

     Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

INDEPENDENT AUDITOR

     During 2002, KPMG LLP completed its examination of the consolidated financial statements of Bancshares for 2001. A representative of KPMG LLP is expected to be present at the 2002 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

OTHER MATTERS

     The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation.

FINANCIAL STATEMENTS

     Bancshares’ 2001 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

     Bancshares will provide, without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 2001. Such written request should be directed to Mr. Dean K. Hirata, Senior Vice President and Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Suite 1200, Honolulu, Hawaii 96813.

STOCKHOLDER PROPOSAL

     In order for any stockholder proposal to be included in Bancshares’ proxy statement and proxy as an item of business for the 2003 annual meeting of stockholders of Bancshares, it must be received at the principal executive officers of Bancshares not later than November 14, 2002.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be presented at the 2002 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Lionel Y. Tokioka Chairman

March 22, 2002

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROXY

CB BANCSHARES, INC.

IMPORTANT — PLEASE SIGN AND RETURN IMMEDIATELY

CB BANCSHARES, INC., 201 Merchant Street, Honolulu, Hawaii 96813

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholders of CB Bancshares, Inc. (“Bancshares”) hereby constitutes and appoints Mike K. Sayama, Calvin K. Y. Say and Dwight L. Yoshimura and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of CB Bancshares, which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of Bancshares to be held on Thursday, April 25, 2002, at 9:00 a.m., on the second floor, City Financial Tower, Honolulu, Hawaii, on any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

(Continued on the reverse side)

Please sign, date and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
CB BANCSHARES, INC.

April 25, 2002

Please Detach and Mail in the Envelope Provided

A	Please mark your votes as in this example

FOR ALL NOMINEES LISTED AT RIGHT (except as indicated to the contrary)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED AT RIGHT

1.	To elect four (4) Class I Directors to serve until the 2006 annual meeting of stockholders and until their successors are elected.

(INSTRUCTION: To withhold authority to vote for any individual nominee, or nominees write the name of the nominee or nominees in the space provided below.)

Nominees:

Colbert M. Matsumoto Yoshiki Takada Lionel Y. Tokioka Maurice M. Yamasato

2.	To approve an amendment to the Directors Stock Option Plan.

FOR	AGAINST	ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 5, 2002, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

Signature __________________________ Signature __________________________ Dated _____________, 2002

NOTE:	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.